UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 28, 2012

____________________________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 28, 2012, Phototron Holdings, Inc., a Delaware corporation (the “Company”), entered into a Letter of Intent (the “Letter of Intent”) to acquire SG Technologies Corp, a Nevada corporation (“SGT”). SGT develops technology related to, and manufactures, light-emitting diode grow lights used in connection with indoor horticulture.

Under the transactions contemplated by the Letter of Intent, the Company would issue restricted shares of its common stock (the “Common Shares”) and restricted shares of its convertible preferred stock, the designations, rights and preferences of which will be established by the Company’s board of directors (the “Board”) prior to the closing of the acquisition (the “Preferred Shares” and together with the Common Shares, collectively, the “Shares”), to the holders of SGT’s outstanding capital stock immediately prior to the closing of the acquisition (the “SGT Stockholders”).

In exchange for the Shares, the SGT Stockholders would transfer to the Company, or a newly-formed wholly-owned subsidiary of the Company, by way of merger, exchange or other structure to be mutually agreed by the parties, 100% of the outstanding capital stock of SGT. As a result, SGT would become a wholly-owned subsidiary of the Company following the acquisition.

Immediately following the acquisition, the SGT Stockholders would hold an aggregate of 157,000,000 Common Shares, and, subject to the achievement of certain financial milestones related to the operation of SGT’s business following the acquisition, the SGT Stockholders would be entitled to receive, upon conversion of the Preferred Shares, an aggregate of 69,000,000 additional Common Shares.

At the close of the acquisition, it is contemplated that the Board would consist of five directors, that three of such directors would be designated by the SGT Stockholders, and that one of the SGT designees would be required to be independent of SGT.

The completion of the acquisition would be subject to certain conditions to closing, including, but not limited to, the negotiation and execution of a definitive acquisition agreement and the approval by the Board, SGT’s board of directors and the SGT Stockholders.

Subject to the satisfaction of the above conditions and other customary conditions, the definitive acquisition agreement is presently expected to be entered into by March 31, 2012. However, there can be no assurances that the definitive acquisition agreement will be completed.

A copy of the press release relating to the Letter of Intent is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: March 5, 2012 By: /s/ Craig Ellins

Craig Ellins

Chief Executive Officer